LKA Gold Completes $1.8 Million Financing & Stock Repurchase Arrangement With Koski Family Limited Partnership

Koski Family Limited Partnership ("KFLP") purchases 7.2 million LKA shares in a private placement.

GIG HARBOR, Wash., Aug. 11, 2014 /PRNewswire/ -- LKA Gold Incorporated (LKAI) reports that it recently finalized a private placement of 7.2 million common shares with KFLP at a price of $.25 per share. Proceeds from this financing will enable LKA to expand and accelerate its current exploration program at the Company's Golden Wonder mine located near Lake City, CO. The shares issued to KFLP will be restricted pursuant to SEC Rule 144.

A key component of the financing arrangement with KFLP calls for LKA to purchase the Brannon Limited Partnership ("Brannon") rights to receive 4.2 million LKA shares. Brannon will be issued $300,000 in cash and 650,000 shares of LKA common stock in exchange for its rights to receive future distributions from the remaining 3,550,000 shares reserved by the Company for this purpose. LKA will cancel these remaining shares, which will substantially reduce the dilutive effects of this transaction for LKA shareholders.

According to LKA President, Kye Abraham, "We're extremely pleased and honored that the Koski family has joined us in this exciting exploration project. Their investment will enable us to accelerate our search for the next big ore shoot, or shoots. We'll begin ramping up operations immediately."

About Koski Family Limited Partnership

The Koski Family Limited Partnership was organized in 1996 by members of the Robert E. Koski family as a vehicle for managing family assets and making strategic investments in a variety of industries. KFLP owns substantial equity interests in Sun Hydraulics Corporation (NASDAQ), Oragenics, Inc. (NYSE MKT), nMetric, LLC, and other private companies. With 7.2 million shares, KFLP is currently LKA's largest shareholder and the Company's first sizeable investor aside from the Abraham family-controlled interests.

About LKA's exploration program at its Golden Wonder Mine

Vein material is extracted as crews follow the volcanic vent system along the wall of the Uncompahgre Caldera. This method of exploratory mining and underground drilling proved successful in locating the first commercial ore body which yielded more than 133,000 ounces of gold from a single ore shoot measuring less than 10,000 cubic feet. From 1998, through the second quarter of 2006, the average grade of Golden Wonder ore was 16.01 ozs. (454 grams) gold per ton. LKA believes that additional such ore shoots may exist on its mining claims. Upon resuming exploratory operations in the first quarter of 2009, LKA has extracted and/or shipped (sold) thirty bulk samples of crushed vein material containing over 4,200 ounces of gold with a net value, after processing, of over $4.6 million. Investors are cautioned that the Company continues to generate substantial losses and additional funding and exploration work is required. A commercially viable ore reserve has yet to be established and there can be no guarantee that the Company will be successful in this regard.

Safe Harbor Statement

LKA's plans to resume commercial gold production at its Golden Wonder mine are subject to a number of conditions including, but not limited to, favorable geology, successful exploration efforts, favorable financing terms/availability, permits, gold prices, market conditions, etc. Mining and related activities are inherently high-risk endeavors and there can be no assurance that LKA will be successful. This press release contains certain forward-looking statements. Statements contained in this press release that are not purely historical are considered forward-looking. When used in this press release, the words "plan", "target", "anticipate," "believe," "estimate," "intend," "potential," "possible," "approximate," "expect," and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding LKA Gold's future plans for exploration and/or production, future expenses and costs, future liquidity and capital resources, and estimates of ore, ore grades and mineralized material. All forward-looking statements in this press release are based upon information available to LKA Gold on the date of this press release and the Company assumes no obligation to update any such statements. Forward-looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company's reports filed with the Securities and Exchange Commission.

Company Contact
LKA Gold Incorporated
Kye Abraham
(253) 514-6661
info@lkagold.com
http://lkagold.com

Investor Contact
Riverview Capital Enterprises
Jonathan Barkman, President
(484) 224-3032
 jbarkman@riverviewcapitalent.com